EXHIBIT 13(A)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 57 to Registration Statement No. 2-27135 of Allstate Assurance Company Separate Account B of Allstate Assurance Company (the “Company”) on Form N-3 of our report dated April 27, 2007 (which report expresses an unqualified opinion on such statutory-basis financial statements and includes an explanatory paragraph that indicates that the financial statements were prepared in accordance with accounting practices prescribed or permitted by the Illinois Department of Insurance, which differ from and are not in accordance with accounting principles generally accepted in the United States of America; and expresses an opinion that the financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America), relating to the statutory-basis financial statements of the Company, as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Allstate Assurance Company Separate Account B), which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 27, 2007

EXHIBIT 13(A)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 57 to Registration Statement No. 2-27135 of Allstate Assurance Company Separate Account B (the “Account”) of Allstate Assurance Company (the “Company”) on Form N-3 of our report dated February 28, 2007 on the financial statements of the Account as of December 31, 2006 and for the two years then ended appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Allstate Assurance Company Separate Account B), which is part of such Registration Statement, and to the reference to us under the headings “General Information and History”, “Independent Registered Public Accounting Firm” and “Experts” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 27, 2007